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Better portfolios. Better futures. 2018 Annual Report

BlackRock Annual Report 2018 Investing today. Unlocking tomorrow. Training for a marathon. And because we have purposefully Learning to play an instrument. invested in developing our platform, And investing for the future. our technology and our people for more than 30 years, we have In order to succeed tomorrow, the capabilities to create better you have to take action today —  portfolios that help more and more and keep at it. people achieve better financial futures and, ultimately, experience Investing on behalf of clients financial well-being. is BlackRock’s business.

BlackRock Annual Report 2018

Global needs. Growth opportunities.

Around the world, the need for effective, proven investment management is growing rapidly.

People are living longer. In fact, the number of centenarians around the world is expected to more than double in the next decade. And while people are also working longer, many have not saved enough for an additional decade or two of retirement. In order to support ourselves financially over our lifetimes, we need to invest early and consistently.

In many emerging markets across Asia and Latin America, wealth creation and rising income levels are bringing billions of people into the middle class for the first time, fueling more demand for financial services than ever before.

In the United States, the traditional pension system has largely disappeared, leaving more individuals with the responsibility of planning for and funding their retirements on their own and with little guidance. And in Europe, persistent low rates and uneven economic growth have made financial security more difficult to achieve.

BlackRock has built the globally diverse investment and technology platform we have today so we can help people bridge those gaps and meet their goals. We have 14,900 employees in 69 cities and more than 30 countries around the world. In each region, we have taken the time to listen to clients and understand their needs, while also developing local market expertise.


In the US, 10,000 baby boomers will retire each day for the next decade.

The increasing need for asset management around the world presents significant growth opportunities for BlackRock.

Over the next 4 years, global industry assets under management are expected to grow by $30 trillion to $125 trillion.

US
+$12 trillion
+6% CAGR

Please refer to the Important notes section on page 25 for source.

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BlackRock Annual Report 2018 In Asia-Pacific, the middle In Latin America, class is expected to grow 81 million more to over 3 billion people people could obtain by 2030. access to financial services through digital tools over the next decade. In Europe, nearly 50% of the $26 trillion wealth market is sitting in cash, uninvested. Asia-Pacific Europe Latin America +$10 trillion +$7 trillion +$1 trillion +12% CAGR +7% CAGR +9% CAGR

BlackRock Annual Report 2018

Diverse platform. Comprehensive solutions.

Better choices.
Expanding client options. P.6

Better technology.
Leading the digitization of asset management. P.8

Better portfolios.
Building better futures. P.10

For many years, the asset management industry focused on beating the market, or outperforming an index. Today, many investors realize that the most important investment decisions they make aren't about which stocks to choose or whether to buy an active or index fund. Investing for the future is about constructing a portfolio that meets an objective.

It doesn't matter whether that objective is income for retirement, buying a home, or fulfilling obligations to thousands of pension beneficiaries. Achieving financial objectives requires **building better portfolios**.

As the investment landscape continues to evolve, a traditional 60% / 40% portfolio allocation of equity to bond exposures does not have the same expected return as it did in the past.

In today's world, clients need portfolios that meet their specific objectives. In anticipation of this shift, BlackRock has developed the most diverse investment platform in the industry to provide choice for clients: strategies across investment styles — from replicating an index to generating alpha — across asset classes, factor styles and regions.

We have built better technology that helps portfolio managers and financial advisors see and manage risk, construct portfolios and operate more efficiently. We use this technology at BlackRock and we offer this technology to clients and partners, so they can do the same.

The true differentiation of BlackRock's investment and technology platform is that it helps us understand the whole picture: what clients have, what clients want and how to get there.

The diversity of BlackRock's platform drove **$1 trillion** of net inflows over the last 5 years, representing an average of 4% organic asset and organic base fee growth.

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BlackRock Annual Report 2018 Investors are choosing BlackRock for Cash iShares® Aladdin® Illiquid Target Date Factors Management Alternatives Strategies 9% base fee $168 billion 26 new clients Raised $20 billion of 11% organic growth in cash of iShares net went live on a record LifePath® net asset growth strategies inflows Aladdin and $16 billion inflows in factor Aladdin Wealth in illiquid strategies alternatives 2018 highlights Outcomes BlackRock generated $1 trillion of net inflows over the last 5 years. Data as of 12/31/18 and net inflows represent full year 2018.

BlackRock Annual Report 2018

Better choices.

Expanding client options.

$6.0 trillion of AUM



- 36% non-ETF index
- 29% *iShares* ETFs
- 27% active
- 8% cash



- 50% equity
- 32% fixed income
- 8% multi-asset
- 8% cash
- 2% alternatives

Whether we are offering high-quality portfolio building blocks or customizing whole portfolio solutions based on clients' investment objectives and risk tolerances, the breadth and diversity of BlackRock's investment platform provides clients with *better choices*.

We offer the broadest range of investment strategies across the risk spectrum: money market funds for cash investments; index exposures to markets globally through separate accounts and ETFs; factor strategies designed to harness the power of broad and persistent drivers of return; systematic and fundamental equity, fixed income and multi-asset strategies that target alpha generation; higher conviction alpha strategies with higher risk and return profiles and finally illiquid alternatives, like infrastructure, private credit and real estate strategies, that deliver uncorrelated sources of return.

BlackRock offers investors better choices. And better choices drive better outcomes for both clients and shareholders.

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Q&A

Q: How does *iShares* differentiate BlackRock with clients?

A: *ETFs are open-end index funds that can be traded with real-time pricing and combine the flexibility of on-exchange trading with the simplicity and efficiency of index-based investing.*

BlackRock's iShares platform consists of nearly 1,000 ETFs, representing $1.7 trillion in assets under management for clients around the world. The breadth of our platform enables us to serve every type of investor's needs.

We offer iShares Core ETFs, designed to help build a strong foundation for a long-term portfolio in a low-cost way. We offer the largest selection of factor ETFs, which capture enduring sources of returns across asset classes. We are leading innovation of fixed income ETFs, which increase transparency, simplicity and liquidity for managing bond allocations. And we support investors using iShares as financial instruments, as they look for precise market exposures and robust secondary market liquidity.

iShares empowers investors to build toward the outcomes they want by providing cost-efficient, transparent and convenient access to almost any market imaginable.

Q: What are the benefits to alternatives being integrated as part of BlackRock's broader platform?

A: *As a comprehensive solutions provider, BlackRock's alternatives franchise benefits from having the context of a client's entire portfolio when managing alternatives strategies on their behalf.*

Alternatives are a strategically important asset class for BlackRock and are becoming an increasingly important part of our clients' portfolios, with 84% of investors saying they plan to increase their allocation to alternatives over the next 5 years.

We have built a comprehensive and differentiated alternatives platform, supported by robust sourcing capabilities, investment expertise and scaled distribution. BlackRock manages over $135 billion of core alternatives assets, including over $80 billion in illiquid strategies. Clients value not only the strong track record of our alternatives offerings, but also our ability to provide solutions integrating alternatives with strategies across the broader BlackRock platform.

Q: How is BlackRock addressing the growing demand for strategies that target financial returns alongside sustainable outcomes?

A: *At BlackRock, we define sustainable investing as the combination of traditional investment approaches with environmental, social and governance (ESG) insights to mitigate risk and enhance long-term returns. We believe companies that effectively manage ESG risks and opportunities perform better over time.*

Demand for sustainable investing is accelerating rapidly. Clients want more investing options, enhanced data and reporting, and increased commitment from asset managers to integrate sustainability into investment processes. BlackRock has increased our focus on sustainability across the board — from our investment processes to the investment solutions we offer.

BlackRock's Sustainable Investing platform consists of more than $50 billion in dedicated ESG strategies. We also manage more than $440 billion in solutions that eliminate exposure to certain sectors or activities. And we offer our strategies in index and alpha-seeking, with varying levels of customization, from iShares Sustainable Core ETFs to bespoke, institutional client solutions.

BlackRock's goal is to expand choice and offer the broadest and most innovative solutions available, to give all clients an opportunity to invest sustainably.

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BlackRock Annual Report 2018

Better technology.

Leading the digitization of asset management.

Asset management is a people business. Each day, people are generating investment insights, empathizing with clients to understand their needs and coming up with innovative solutions that meet those needs. However, **when we combine the power of people with the power of technology, we amplify our ability to create better outcomes** for clients and shareholders alike.

BlackRock has used technology to manage assets from the very first days of our business. We use it to power more sophisticated risk management, asset allocation and portfolio construction. We use it to interact with clients, partners and vendors more efficiently. And we are driving the digitization of our industry by developing new technology.

Aladdin is BlackRock's homegrown operating system, connecting the information, people and technology needed to manage money in real time. The platform combines risk analytics with comprehensive portfolio management, trading and operations tools on a single platform to power informed decision-making, effective risk management, efficient trading and operational scale.

Aladdin fosters deeper conversations with clients about their assets and objectives and has helped both drive and support the growth of BlackRock's asset management practice over time. We also sell *Aladdin* to institutional investment managers to provide them with the same comprehensive portfolio risk awareness and operational scale. For institutional clients looking for an easier way to manage their cash, we offer *Cachematrix*, which is also driving broader distribution opportunities for BlackRock's cash strategies.

As the wealth management landscape evolves, wealth managers and financial advisors increasingly need technology to manage risk, allocate assets and construct portfolios for a broad range of individual investors.

BlackRock provides *Aladdin Wealth*, which brings *Aladdin*'s institutional-quality capabilities to wealth management firms and their financial advisors, enabling better portfolio construction decisions and risk management at scale. Beyond *Aladdin Wealth*, we continue to develop digital capabilities for financial advisors, like *Advisor Center* and *iRetire*®, in support of building better portfolios for individual investors.

By providing better technology for the wealth management industry, BlackRock is forging deeper relationships with more financial advisors than ever before, which will drive future asset management flows.

BlackRock generated $785 million in technology services revenue in 2018, representing an 11% CAGR over the last 5 years.

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BlackRock Annual Report 2018

Our employees are using better technology to better serve our clients.



"I work with my clients to understand their strategic priorities and unique investment, operational and regulatory needs so I can be more than their technology provider; I can be their technology partner.

As clients' investment books become more diversified, they are searching for more efficient ways to manage risks and exposures at both the portfolio and enterprise levels. I help clients make asset allocation decisions by providing them with better transparency into risk and reward tradeoffs. *Aladdin*'s portfolio construction tools and multi-asset risk models map every security in a client's portfolio to a risk factor, allowing clients to stress test their portfolios using historical and hypothetical market conditions. My work in *Aladdin* enables clients to make the most informed investment decisions.

Just as it does for BlackRock, *Aladdin* helps my clients simplify and scale their own business."

- Alisha, Aladdin Relationship Manager



"The digital capabilities we are using on the US Wealth Advisory team at BlackRock are enabling us to have richer dialogues and build deeper connections with more financial advisors than we've ever been able to reach before.

We use *Advisor Center* to help advisors build sophisticated portfolios that they can easily explain to their individual clients. Our tools are powered by *Aladdin* analytics, enabling financial advisors to make better informed investment decisions and providing individuals with more access to institutional-quality risk managed portfolios.

And we're creating a digital ecosystem that makes it easy for advisors to engage with whom they want at BlackRock, from specialists on model portfolios to factors, when they want. BlackRock is invested in the success of financial advisors because by helping more advisors build better portfolios, we are helping more end-investors build better futures."

- Brett, US Wealth Advisory Sales Manager



"Aladdin is the foundation of BlackRock. As an engineer, I work to ensure Aladdin is constantly evolving with the technology landscape and fulfilling its mission of making investment information more transparent and actionable.

Many clients are looking to do more with *Aladdin*, including building their own applications and trading strategies on top of our platform using APIs. I'm building tools to help us better understand how clients are using APIs and to inform our API product roadmap, so we can enable our clients to do more.

Because BlackRock is also a user of *Aladdin*, our priorities are always aligned with those of our clients. We are bringing together the best ideas and ensuring that in the face of a rapidly changing landscape, *Aladdin* stays best-in-class and satisfies the needs of investors for years to come."

- Abigail, Aladdin Product Engineer

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BlackRock Annual Report 2018

Better portfolios.

Building better futures.

BlackRock's purpose is to help more and more people achieve financial well-being and our employees work each day in pursuit of that goal.

"The fact that BlackRock offers the most complete set of investment strategies alongside leading portfolio construction technologies means that I can truly be a fiduciary and focus on what my wealth clients need.



This lets me become my clients' partner, rather than just a product provider, and makes it easier to focus on providing portfolio solutions that best address their concerns.

Within wealth management, the biggest challenge I see is keeping people invested, particularly when markets are volatile. That's why we've designed products, such as the *iShares* minimum volatility suite, and portfolio construction tools, such as those embedded in our *Advisor Center* like the Factor Box, to address our clients' biggest worries and help them stay invested and focused on long-term outcomes.

The work I'm doing in *iShares* is about democratizing access so that everyone can be invested in the markets in an affordable way. When people use *iShares* in their portfolios, less of their money goes toward fees, which gives them better returns and makes their long-term goals more achievable."

- Holly, iShares Product Strategist

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BlackRock Annual Report 2018



"Every conversation I have with my clients starts with the goal of understanding what they are looking to achieve and how much risk they are comfortable taking. Because the assets we're entrusted with represent people's livelihoods.

I have confidence, going into every client conversation, that we at BlackRock can provide a solution. We aren't pigeon-holed to a specific asset class, investment style or region when constructing portfolios. And as clients' needs and priorities change, we're able to pivot with them. We can move across the risk/return spectrum — from index strategies to customized alternative solutions — add sustainability considerations, or act as the outsourced chief investment officer, managing the full scope of investment needs.

Aladdin is what enables me to tailor each client's portfolio to their unique needs and circumstances — because there is no one-size-fits-all approach to portfolio construction. I can use *Aladdin* to show clients the risk in their portfolios, and what the upside or downside is under different stress scenarios. With this understanding, we can come to clients with suitable solutions and help them make more informed decisions.

Everyone at BlackRock is working toward the same goal every day: to help clients achieve their goals. Because we're all committed to one mission, I'm able to harness all the resources across BlackRock to build better portfolios with my clients."

– Nikhil, Institutional Client Relationship Manager

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BlackRock Annual Report 2018 To our shareholders, As I reflected on the last year, something felt different about 2018. I was struck throughout the year by the number of people who approached me asking what they should do with their money. These were individuals I met in grocery stores, at the gym and during meetings, in places like Mexico City, Zurich, Tokyo and right at home in my neighborhood in New York City. Some were investing for themselves, others on behalf of thousands upon thousands of beneficiaries for public and private pension funds. There was anxiety and uncertainty in the voices of the people that I spoke with. Laurence D. Fink Chairman and Chief Executive Officer

BlackRock Annual Report 2018

What was it about last year? In the markets, there was a heightened sense of uncertainty. The year began with equity markets at record highs, which persistently moved downward throughout the year, and investors' fears of a recession intensified. Markets have experienced bouts of volatility several times over the last decade. But last year – for only the second time in the past three decades – global stock and bond markets both delivered negative returns. While US short-term rates surpassed 2%, making cash a more profitable placeholder investment, that return is not enough to sustain the long-term objectives of most savers. Simply put, people are increasingly unsure where they can find returns to support their future needs.

It was also a year of political turbulence. As a long-term optimist, I believe that some of the political and economic debates we are seeing, although certainly not all, can help play a role in establishing a fairer global economy. But the year itself saw many unsettling events. Brexit has been a deeply chaotic process, causing uncertainty and unnecessary costs for nearly every global business. Rising populism, the source of protests in France and new governments in Mexico, Italy and Brazil, continues to transform the geopolitical landscape and how investors think about the world. Trade disputes alternately simmered and flared in 2018, driving further fear about the global economy. Almost fittingly – and sadly – the year was capped off by the longest government shutdown in US history.

Against this backdrop of financial and geopolitical uncertainty, I believe that people are increasingly frustrated with the culture of investing and the structure of financial markets. There is a focus on speed and a lack of substance. Banks and brokers make money on the velocity of trading and financial news makes money talking about that velocity. Everything centers on the present moment – what to do today, only to do something else tomorrow.

But there is far too little conversation about long-term goals and outcomes.

How to plan for a future measured in decades, not hours. How to build a resilient portfolio. How to tune out the noise and prepare for the long term.

I feel the pressure to react to the short term in my own daily routine: I wake up in the morning with dozens of news notifications on my phone. During the day, I glance over at the market data on my monitors more times than I care to admit. And – despite my better judgment – I keep the television on in my office.

But in the conversations I have with clients and in the work I undertake with the leadership of BlackRock, my focus is resolutely on the long term. That approach has been embedded in BlackRock's culture since 1988. It is lived and breathed every day, not just by the founders and early employees, but by the firm's next generation of leadership.

Every day, we discuss the long-term needs of our clients and the people they serve. We don't start with products, but rather by asking what our clients need in order to achieve their most important financial goals. How can we help pension funds manage their growing liabilities in the face of low rates and underfunding? How can we use technology to make it easier for individuals to invest for retirement? How can we build resilient model portfolios for financial advisors to use with their clients?

For far too long, asset managers have focused on selling products without placing them in a broader

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BlackRock Annual Report 2018

context. The goal of managers has been to deliver returns either in excess of or in line with a particular market benchmark over a 1-year, 3-year or 5-year period. And while these metrics are an important component of portfolio return, alpha doesn't pay pensions. Sustainable return on investments in actual dollars is what is ultimately required. Our purpose as a firm – and as an industry – has to be broader than tracking error or alpha generation.

Our responsibility as a fiduciary is profound. Our clients are teachers, nurses, firefighters, CIOs of foundations and pensions, scientists, business professionals and so many others. They are mothers, fathers and grandparents. And their financial goals are investing for retirement, buying a house, paying for college. People want help and guidance in reaching those goals. And we, as a firm and as an industry, have to provide it.

The need for asset management is greater than ever. Asset managers have an obligation to educate, empower and prepare people with the investment solutions, technology and mindset required to invest for the long term.

We have to be better at connecting to individuals, explaining how their investments today will deliver the financial outcomes they need in the future. This needs to be a global dialogue between the financial industry, governments, companies and individuals more broadly. But it begins with asset managers, who have the most immediate and largest responsibility to make investing easier for people to understand and access. We need to focus on helping people reach their goals, rather than simply beat a benchmark. We need to be the standard-bearers for long-termism.

BlackRock has the resources to do just that. And every day, we work to make a positive impact and create a better landscape for all investors.

This work takes many forms, including: managing a full spectrum of index, factor, active and alternative building blocks that provide investors with choice. Delivering risk management and portfolio construction technology to build risk-aware and outcome-oriented portfolios. Innovating technology and solutions to help workers better prepare for retirement. Providing sustainable investing offerings to generate positive environmental or social outcomes. Advancing financing for society's key infrastructure needs through our real assets platform. Advocating for more clarity in markets and strong protections for investors through our Global Public Policy Group. Helping clients make sense of what's happening in the markets through our BlackRock Investment Institute. Providing equity and debt capital to companies, enabling them to invest and grow. Engaging with companies to protect and enhance the value of investors' money. And, ultimately, helping investors achieve their goals with less volatility, more clarity and greater certainty.

By fulfilling these responsibilities to investors and to society, we achieve our goals as a company to our shareholders. As I've written in my letter to CEOs, I believe that profit and purpose are inextricably linked.

BlackRock's long-term success depends on our ability to fulfill our mission of helping people build better financial futures and to pursue our ultimate purpose of helping more and more people experience financial well-being.

In this environment, I see a tremendous opportunity for BlackRock to differentiate ourselves, serve clients, inspire employees and deliver for shareholders.

Linking purpose to profit: BlackRock's 2018 results

Since BlackRock was founded in 1988, the assets we manage for clients have grown from zero to more than $6 trillion. We have grown from eight people in a single room to more than 14,000 employees in 69 cities around the world. We went from serving a handful of clients in one country to millions of investors in more than 100 countries. And over the 20 years that we have been a publicly traded company, we have delivered a 19% compounded annual growth rate in our stock price, compared to 4% for the S&P 500. This growth and performance has come from one thing above all else: our unwavering commitment to our purpose.

BlackRock's purpose helps deepen our relationship with our clients. It means truly taking the time to understand our clients' needs, in every region of the world where we operate and across every client type we ultimately serve. In today's fragmented world, investors increasingly want to work with a manager whose purpose they connect with. That's one of the things that makes our purpose so important.

A commitment to purpose is equally important for inspiring employees and attracting the best talent. Our clear sense of purpose and One BlackRock culture drives the passion and the innovation that has differentiated us throughout our history and continues to do so. And this culture comes not just from the top, but is embedded at every level of the organization. In this year's Annual Report, you can read stories from our employees about how they are motivated by creating better financial futures for our clients.

Purpose is what drives our long-term strategy and the evolution of our business. The tougher the challenges are for clients, the harder BlackRock works to

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BlackRock Annual Report 2018

differentiate ourselves in pursuit of our purpose. Over time, we've built the most diverse and resilient investment platform in the asset management industry, and the most impactful risk management and portfolio construction technology, so that we can build better portfolios for our clients – portfolios that are linked to their real needs.

And purpose is what ultimately delivers our results. This past year, in what was an undoubtedly difficult environment for asset managers, BlackRock achieved growth across our platform and in multiple markets around the world.

We have a simple framework for creating shareholder value: generating differentiated organic growth, through net flows and technology revenue from our clients, leveraging the benefits of scale to expand our operating margin and returning capital to shareholders, all of which help drive earnings growth for shareholders.

In 2018, BlackRock delivered on each leg of that framework: we generated organic asset and base fee growth, increased revenue, expanded our operating margin and returned $3.6 billion to shareholders, all while investing in our business to stay ahead of clients' future needs.

The diversity of BlackRock's global investment platform enabled us to generate $124 billion of net inflows in 2018, including more than $1 billion of net inflows in 59 different investment strategies and in 7 different countries. We maintained our #1 market share of ETF inflows globally, generating $168 billion of net inflows into *iShares* ETFs in 2018, including record fourth quarter net inflows of $81 billion. And we generated record technology services revenue of $785 million in 2018, with *Aladdin* and BlackRock's digital wealth technologies now accessible to clients in more than 50 countries, including thousands of wealth advisors who serve millions of end-investors.

2018 Highlights

We had **$124 billion** of net inflows despite over $90 billion of low-fee institutional index equity outflows as clients de-risked or took gains in the face of a difficult market backdrop.

We generated more than **$1 billion** of net inflows in **59** different investment strategies and in **7** different countries.

We generated $168 billion of net inflows into ***iShares* ETFs**, including record fourth quarter inflows of $81 billion. We maintained our **#1** market share of ETF inflows globally, in the US and in Europe, as well as within equities, fixed income, core exposures and factors.

We had a **record fundraising year** for our **illiquid alternatives** business, with $16 billion, and now manage over $80 billion of invested and committed capital for clients.

We generated **record technology services revenue** of $785 million.

We invested in high-growth areas while **expanding** our full year **operating margin** by 20 basis points to 44.3%.

We **returned $3.6 billion to shareholders**, a 30% increase from 2017. We paid $1.9 billion in cash dividends and repurchased $1.7 billion worth of shares.

This focus away from products and toward building better portfolios set us even further apart from the asset management industry in 2018. By building better portfolios through an integrated investment and technology business, we are creating better futures for our clients and positioning the firm for the future of asset management.

Structural change in asset management

2018 was a difficult year for the asset management industry and a marker of things to come: greater focus on value, tougher competition, more operating complexity and disruption of legacy business models.

Since the financial crisis, the industry has enjoyed a sustained period of expansion on the back of a highly favorable market environment. Assets have grown and asset pricing has expanded as a result of persistent low rates. Now, the acceleration of long-term structural trends, combined with a slowdown in market growth, is challenging that success.

Operational complexities are increasing as a result of an evolving regulatory environment and more global business models. Investors are realizing that they have been paying high fees for underperforming traditional active investment strategies, where many managers haven't invested in innovation. And there is a major movement in the wealth management

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BlackRock Annual Report 2018


Total Return Since BlackRock's IPO
+3,802%
BlackRock
+183%
S&P 500
1999
2018

Over the last five years, we delivered 40% in total return for shareholders. And we delivered over 3,800% since we went public in 1999.

Source: FactSet. The performance graph is not necessarily indicative of future investment performance.

landscape from a historical commission-based business model to a fee-based advisory business model.

Many asset managers have not adequately prepared for these changes.

Throughout the year, asset manager valuations reflected the market's more pessimistic view toward the industry. Industry P/E multiples declined by a third to a generational low of approximately 10x, compared to 15x for the S&P 500, marking the largest negative spread in decades. This broad re-rating is a telling indicator: investors lack confidence that asset managers going forward will be able to grow, as they have in the past, in line with broader equity markets.

This environment creates headwinds but also opportunity for BlackRock. As of the end of March, BlackRock stock is trading near its all-time highest *premium* relative to industry peers because we are well positioned for the future of asset management. We can deliver stronger organic growth and more consistent value for shareholders given our scale, the strength of our client relationships, the breadth of our investment platform and the depth of our capabilities in technology and portfolio construction. Over the last five years, we delivered 40% in total return for shareholders. And we delivered over 3,800% in total return since we went public in 1999.

2018 was a challenge, but we've faced challenging years before, and we've always managed to come out better and more prepared on the other side. This is because we are constantly listening to what our clients need and looking at the world from their perspectives. **What drives each and every decision at BlackRock as we build and evolve is our mission to not just meet, but to stay ahead of clients' needs.** This relentless focus is what has and will continue to enable BlackRock to generate sustainable long-term growth for our shareholders.

Our strategy has always been to adapt and innovate ahead of change in our industry and the broader investment landscape, so that when opportunities arise, we are ready to seize them.

The Global Financial Crisis, for example, was a defining period in BlackRock's history. We established our advisory business to address the unique challenges that arose around the world because of the crisis, and our work for governments and central banks positioned BlackRock to the world as a solutions provider and partner. In early 2009, in the aftermath of the crisis, we started conversations to acquire BGI and combine active and index investment styles on one platform, despite critics who said it couldn't or shouldn't be done. The acquisition brought *iShares* onto our platform, which today is one of our fastest-growing businesses. In 2019, we celebrate the ten-year anniversary of this transaction, which transformed BlackRock's ability to deliver for clients and shareholders.

More recently, in a persistent low-rate environment, we invested ahead of our clients' needs for alternative sources of income and return and built our illiquid alternatives platform. We made the decision to emphasize technology and invested early and often in *Aladdin*, with the belief that it would transform the asset management industry. And more recent investments to expand our technology capabilities beyond institutions, to wealth managers and asset servicers, are delivering to meet the changing needs of our diverse client base.

Where do we find ourselves today? We are relentlessly pushing ourselves to keep evolving, because our clients need us more than ever. We haven't always gotten everything right, but I am proud that our focus on our purpose has driven us to anticipate change and invest in future growth. In turn, this has delivered a growing and increasingly unique value proposition to clients and helped insulate our shareholders during a difficult period for our industry.

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BlackRock Annual Report 2018

Investing today, unlocking tomorrow: BlackRock's long-term strategy

As I look ahead, the pace and magnitude of change in our ecosystem creates a new sense of urgency to pivot quickly. We remain confident in our purpose-driven, strategic direction. But we have to execute differently going forward, by taking a more ambitious, but also long-term and considered, approach.

Each year, our Global Executive Committee carefully reviews our long-term corporate strategy with BlackRock's Board of Directors. In 2019, we have focused on a number of pressing questions: How can we better align resources with future growth areas? Given our scale and changes in our industry, how can we sharpen the way we manage the firm across distribution, investment and operations platforms? Which client challenges need completely new, innovative solutions? The answers to these questions will enable us to unlock further growth and positively shape our ecosystem.

Together with our Board of Directors, we have developed a long-term strategy that is focused on capturing the shift from product selection to portfolio construction; leading in technology and the digitization of the asset management value chain; and successfully entering and gaining scale in high-future-growth markets around the world.

BlackRock's growth will ultimately be driven by making investing more accessible to more people.

1. Capturing the shift from product selection to portfolio construction

Historically, investors followed very general rules of thumb in how they thought about portfolio construction. For example, in the US, investors would allocate 60% of a global portfolio to broad equities and 40% to investment grade bonds. That approach worked for many investors, for many years. But that same portfolio allocation is no longer expected to deliver nearly the same return as it did in the past. Today, the traditional investing frameworks are insufficient to meet the needs of most investors, whether individuals saving for retirement or pension funds seeking to close their asset-liability gaps. Clients today are increasingly uncertain about where their returns are going to come from.

As a result, clients want asset managers who have a better understanding of their goals and unique constraints. They want a *partner* to help them create tailored portfolios that target their specific desired outcome. This has *always* been our approach at BlackRock: to focus first and foremost on what our clients need and to construct portfolios – both at scale and with high levels of customization – that align with their long-term goals.

We are building the most comprehensive investment platform, so that we can truly take a product-agnostic approach to portfolio construction. This includes expanding our capabilities in portfolio building blocks, such as ETFs and factors. Expanding in illiquid alternatives, including infrastructure investments, which provide investors with higher returns and over longer durations. Continuing to offer active strategies that deliver value. Leading the industry in emerging areas such as sustainable investing. And innovating in areas, including retirement, to provide new solutions that can better meet current unfulfilled needs, which I will talk about in more detail later.

By focusing our strategy and resources on the areas of highest client requirement and demand, **we will capture share in the fastest-growing areas of our industry**, enabling BlackRock to grow *faster* than the industry average organic asset growth rate of 3%.

2. Leading in technology across the asset management value chain

BlackRock recognizes that the most impactful results come from combining human insight with the power of technology.

Rapid advances in technology are changing how asset managers approach investment decisions, how they interact with clients and how they operate their own businesses. A key component of BlackRock's long-term strategy is to provide technology across the asset management value chain. We seek to enable more informed decision-making in the critical areas of risk management and portfolio construction, to reach clients in a more effective way and to help scale business operations for participants across the investment landscape.

BlackRock's portfolio managers are integrating alternative data sources and data science techniques into their investment processes in order to generate more alpha. For instance, we brought our fundamental and systematic active equity teams closer together in anticipation of the future of active management, so investors can share best insights from their unique research techniques.

More than 200 clients in over 50 countries use *Aladdin* every

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day to see risk more clearly and manage investments more efficiently. To prepare *Aladdin* for the next 30 years of growth, we launched a multiyear transformation to scale the platform. Last year, I wrote about opening the *Aladdin* platform to drive further development and engagement. We now have over a dozen operational APIs for clients to access their *Aladdin* data, and we continue to work toward creating an integrated ecosystem that will empower users to more seamlessly interact with their data on demand.

I firmly believe one of the biggest opportunities for *Aladdin* is to make it the language of portfolio construction for wealth managers, financial advisors and individual investors. Bringing institutional risk transparency and portfolio construction capabilities into the wealth market will enable financial advisors to have richer conversations with their own clients and will ultimately allow them to achieve better results. *Aladdin Wealth* provides advisors with the tools they need to build more dynamic portfolios, deliver better outcomes and ultimately provide more secure financial futures for more individuals.

We are complementing organic investments in technology with inorganic investments like *Cachematrix*, to expand our technology capabilities and scale our distribution of cash investment strategies. More recently, we announced we have entered into an agreement to acquire eFront, the world's leading end-to-end alternative investment management software and solutions provider. This acquisition significantly enhances *Aladdin*'s alternatives capabilities and our alternatives platform. eFront, which is based in Paris and has a global presence, will help us continue to deepen our relationships with clients in France, Europe and around the world. We are also making minority investments and entering partnerships, including iCapital, Scalable Capital, Envestnet and Acorns, which will integrate us more closely into the broader financial technology ecosystem and clients' financial lives.

By leading the digitization of the asset management value chain through BlackRock's technology, **we are generating direct technology revenue for the firm and deepening our value proposition to clients and partners**, resulting in stronger organic growth over market cycles.

3. Becoming increasingly local and investing in high-growth markets around the world

We also continue to invest in increasing our presence and penetration in high-growth markets around the world.

More than ten years ago, we made the decision to become more local to better understand our clients' needs. As a result, we have offices in 69 cities in more than 30 countries around the world and our employees speak more than 100 languages.

Today, demographic, economic and regulatory shifts — including high savings rates and rapid growth in household financial assets — are creating significant growth opportunities for BlackRock in international markets. It is not just about BlackRock, however, it's also about the opportunity to help more people around the world build better financial futures and experience a greater sense of financial well-being.

To do that requires not only understanding the needs of clients in different countries, but also the geopolitical, regulatory and cultural backdrop in which those clients live and work. That is why **we prioritize operating in the countries and cities in which our clients are based** — so we can understand those nuances.

For example, in Latin America we are building out our investment capabilities and distribution footprint to support the region's long-term growth potential.

In Brazil, in particular, favorable demographics, the ongoing expansion of the middle class, historically low local interest rates and a structural shift in investor demand toward higher risk and more global exposures all create significant opportunities for BlackRock. To accelerate growth and drive innovation for clients in this critical market, we recently hired our first Head of Brazil to oversee our long-term business strategy in the country.

We also reaffirmed our conviction in the Mexican market through our acquisition of Citibanamex's asset management business last year. The transaction broadens BlackRock's access to Mexico's wealth market, provides local clients access to BlackRock's international products and builds a partnership to create innovative solutions.

In China, which is one of the largest future growth opportunities for BlackRock, we are focused on building an onshore presence. Asia is expected to drive 50% of the organic AUM growth in the asset management industry over the next five years, largely driven by China, where there is increasing demand for more diversified and long-term investment solutions. Our goal is to become one of the country's leading global asset managers.

BlackRock's strategy is focused on targeting areas of our industry with the highest future growth potential.

By furthering or establishing our leadership in areas of high growth, leveraging our investment and technology platform to construct better portfolios for more people and leaning into our scale as a key competitive advantage, we will differentiate BlackRock with clients and shareholders alike.

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BlackRock Annual Report 2018

Driving better futures for all BlackRock stakeholders

I've written to CEOs, as an investor in their companies on behalf of our clients, about the importance of publicly articulating how they will execute their strategies and *sustain* financial performance over the long term. BlackRock has a responsibility to do the same: to articulate how we invest in, operate and evolve our business to deliver sustainable, long-term financial performance that benefits all of our stakeholders — our clients, shareholders, employees and the communities where we operate.

Only by meeting the needs of our various stakeholders can BlackRock achieve sustainable profitability, and only by achieving sustainable profitability can we continue to meet our stakeholders' needs over the long term.

That is what I mean when I say companies need *sustainable* business models. It's not about imposing anyone's personal environmental or social values on the companies we're invested in on behalf of clients, nor is it BlackRock taking political positions. It's about providing a strategic and risk management framework that supports and enhances a business's ability to operate and deliver value to its key stakeholders over the long term.

Delivering sustainable financial performance to shareholders

I believe that one of the most important components of running a sustainable business is effective corporate governance, including a comprehensive governance framework and a Board of Directors that is diverse and accountable to shareholders. BlackRock's Board plays an integral role in our strategy, our growth and our success, and the diverse experiences and backgrounds of our Directors enable us to have rich discussions and debates. At each meeting, our Directors review components of our long-term strategy and foster constructive dialogue with our leadership team on strategic opportunities, priorities and risks facing BlackRock's business, which ultimately pushes us to make the sometimes-difficult decisions required to build a better BlackRock.

As the environment in which we operate grows increasingly complex, our Board plays a key role in overseeing the firm's risk management policies and procedures. This includes overseeing BlackRock's cybersecurity and information security programs, as well as financial disclosures, compensation practices and succession planning. You can read in detail about our corporate governance framework and about the role, composition and evolution of our Board of Directors in our 2019 Proxy Statement.

This year, a longtime director and friend, Sir Deryck Maughan, will be retiring from our Board. Sir Deryck has given BlackRock invaluable wisdom and guidance, including a global outlook drawn from a distinguished international career, as we have grown our alternatives platform and as a firm globally. He has been instrumental in guiding the Board's oversight and I want to sincerely thank him for his passion and dedication to BlackRock during his tenure.

Delivering long-term financial returns to clients

BlackRock delivers long-term value to our shareholders by fulfilling our fiduciary duty to our clients and ensuring our purpose resonates with them.

The money that BlackRock manages is not BlackRock's money. Our firm is built to protect and grow the value of our clients' assets. We often get approached by special interest groups who advocate for BlackRock to vote with them on a cause. In many cases, I or other senior managers might agree with that same cause — or we might strongly disagree — but our personal views on environmental or social issues don't matter here. **Our decisions are driven solely by our fiduciary duty to our clients.**

One way that BlackRock executes this duty is through our Investment Stewardship team, which advocates for sound corporate governance and business practices that we believe are consistent with sustainable long-term financial returns. Increasingly, the team engages with companies on environmental and social issues that we believe are material to that company. This team's work over the past several years has played a role in improving the quality of engagement and dialogue between companies and investors. The team has also helped raise standards for corporate practices, indirectly benefiting investors across the equity markets.

In addition, in line with our fiduciary duty to enhance the value of our clients' assets, we are integrating environmental, social and governance risk factors across our investment processes: from alternatives, to active equity and fixed income, to cash management. We believe business-relevant sustainability data is useful to portfolio managers and the incorporation of this data into investment processes results in better long-term returns for clients. Ensuring our clients are getting the value they expect drives results for BlackRock's shareholders.

For clients who want specific sustainable investing solutions, we offer more than $50 billion in dedicated sustainable investment solutions, ranging from green bonds and renewable infrastructure to thematic

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BlackRock Annual Report 2018

Global Executive Committee

Laurence D. Fink
Chairman and Chief Executive Officer

Robert S. Kapito
President

David J. Blumer
Global Head of BlackRock Alternative Investors

Geraldine Buckingham
Head of Asia-Pacific

Edwin N. Conway
Global Head of Institutional Client Business

Frank Cooper III
Chief Marketing Officer

Robert Fairbairn
Senior Managing Director

Robert L. Goldstein
Chief Operating Officer and Global Head of BlackRock Solutions

Ben Golub, PhD
Chief Risk Officer

Philipp Hildebrand
Vice Chairman

J. Richard Kushel
Head of Multi-Asset Strategies and Global Fixed Income

Rachel Lord
Head of Europe, Middle East and Africa

Mark S. McCombe
Head of the Americas

Christopher J. Meade
General Counsel and Chief Legal Officer

Barbara G. Novick
Vice Chairman

Richard Prager
Head of Trading, Liquidity and Investments Platform

Salim Ramji
Global Head of *iShares* and Index Investments

Gary S. Shedlin
Chief Financial Officer

Jeffrey A. Smith, PhD
Global Head of Human Resources

Derek N. Stein
Global Head of Technology and Operations

Mark K. Wiedman
Head of International and of Corporate Strategy

Mark D. Wiseman
Global Head of Active Equities and Chairman of BlackRock Alternative Investors

strategies that allow clients to align their capital with the UN Sustainable Development Goals. BlackRock manages one of the largest renewable power funds globally and is the largest provider of sustainable ETFs, including the industry's largest low-carbon ETF. Our goal is to make sustainable investing accessible to more and more people.

As a leading asset manager, we also embrace a broader set of responsibilities to improve markets and the investment landscape for all investors. Our Global Public Policy Group engages directly with academics and policymakers around the world, in order to bring a "voice of investors" to the table. As a key market participant, our Trading and Liquidity Strategies team also works in partnership with our Global Public Policy Group to advocate for practices that reduce market friction and improve outcomes for investors, encompassing equity, fixed income and derivative market structures.

Making a positive impact in our communities at large

As a global asset manager, BlackRock is increasingly focused on understanding the unique needs of clients in each community where we operate. We are deepening our roots within each region so that we can have a more meaningful impact for our clients in those regions. As part of this engagement, I believe that BlackRock has a responsibility to provide leadership on issues where our expertise can make a significant impact, including retirement.

And as I've said before, I believe one of the greatest societal challenges of our generation is helping workers navigate retirement. Globally, people are living longer, and in some countries, there is an additional demographic challenge of an aging population with fewer workers to support them. The need for solutions addressing the entire journey – from saving for retirement to spending during it – is more pressing than ever. Solving this challenge not only requires high levels of investment acumen, but also technology and risk management capabilities. As a globally integrated investment and technology firm, BlackRock is in a position to make a difference.

At the end of last year, we announced an exciting new collaboration with Microsoft. Taking advantage of Microsoft's cutting-edge technologies and innovative investment products from BlackRock, we aim to make it easier for people to both save for retirement and achieve the lifetime income they need through their employers' workplace savings plan. We will give plan participants a clear, compelling picture of the ways that their actions today could translate into income tomorrow. We will educate individuals and help bridge the gap between the instant culture we live in today and the long-term mindset it takes to save for retirement decades down the road. Our goal is to simplify the savings process and enable people to make better investment decisions that lead to more secure financial futures.

We speak a lot about investing for the future. But the reality is that many people are living paycheck to paycheck, vulnerable to shocks and unable to establish a secure financial footing, let alone plan for the future.

More than half of US households regularly worry about their finances. A staggering 41% of adults cannot cover an unexpected $400 expense without borrowing money or selling a personal item. I believe this issue needs BlackRock's leadership, now more than ever. This February, we launched a Flagship Savings Initiative to help low- and moderate-income families build an emergency savings buffer. Our initiative will

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BlackRock Annual Report 2018

fund and retain the expertise of three leading nonprofits who will work with corporate partners that directly reach financially stressed households in order to scale high-quality, proven savings strategies. Just as we have a fiduciary duty to build better financial futures for our clients, we have a social responsibility to help millions of people create a more secure financial future for themselves and their families.

While this initiative will begin in the US, we are working to broaden it to other countries, in line with our conviction that **BlackRock must be a vibrant and engaged member of every country and community where we operate.** We take care to understand and deliver on the unique needs and preferences of investors in dozens of countries around the world. And we are constantly working to be closer to our clients and evolving our business to achieve those goals.

Creating a culture that works for employees

Five of BlackRock's original eight founders are still with the company today, and we hold ourselves accountable for ensuring that the culture that has propelled BlackRock since our founding thrives long after the last founders have moved on. We have worked to ingrain BlackRock's culture in the organization, rather than in any specific individuals, so that it will always guide our decisions and our behavior.

Culture can't thrive unless employees are inspired and invested in it. That is why we are deliberate in making sure we are developing, recruiting and retaining the best people who have a strong sense of emotional ownership for the work we do and are motivated by creating financial well-being for more and more people. We seek people with an incredibly broad variety of backgrounds and perspectives; that is why we are building a culture where all voices — not just the loudest or the most familiar — can contribute the ideas that will help our clients achieve their goals. We are building not just great leaders, but great leadership teams: diverse, cohesive, complementary leadership teams that will guide BlackRock into the future.

And just as we do with clients, we listen to our employees' changing needs. Each year, through our annual Employee Opinion Survey, we survey employees on what's working — and, equally, what's not working for them. I am proud that 91% of our employees responded that they are proud to work at BlackRock and have conviction in our purpose. In 2018, we also invited all 14,000-plus employees to a three-day global online conversation to help shape the future of our firm and push our own boundaries. 75% of our employees joined discussions, led by senior leaders including myself, discussing the type of firm we want to be.

A key component of preparing the firm for the future is preparing the next generation of leaders. Over the past few months, we announced a number of enhancements to our leadership team, as we do every few years. I recognize that we are one of the only firms that makes leadership changes of this type as widely and as frequently as we do. That is because we firmly believe these organizational changes bring great benefit to our clients, our shareholders and to our leaders themselves. These changes help maintain BlackRock's entrepreneurial spirit. By providing our people with the experience of having a range of diverse roles across the firm — from client-facing, to technology, to investments, to operational roles — we are positioning our leaders to truly deliver the entire firm to our clients. Developing the next generation of talent is crucial for ensuring BlackRock can continue to deliver to clients, employees and shareholders for decades to come.

I'm incredibly proud of our senior management, and I believe that we now have the strongest leadership team we've ever had.

The opportunity ahead

Each year, I have the privilege of writing to you about BlackRock's outlook and plans for the future. And each year, I am more excited about the pace of change and size of the opportunities that we are seeing.

We have the opportunity to leverage our scale, globally diverse investment platform and capabilities in technology and portfolio construction to differentiate ourselves and generate sustainable, long-term financial performance that benefits our clients, shareholders, employees and the communities where we operate.

But more importantly, we have the opportunity to shape the future of our industry. To shift the dialogue toward goals and outcomes. To make investing easier for people to understand and access. To be standard-bearers for long-termism. To fulfill our mission of building better, more secure financial futures for more people. And to pursue our purpose of helping more people achieve financial well-being.

Sincerely,



Laurence D. Fink

Chairman and
Chief Executive Officer

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BlackRock Annual Report 2018



Laurence D. Fink
Chairman and Chief Executive Officer, BlackRock, Inc.



Mathis Cabiallavetta
Former Vice Chairman of the Board of Directors, Swiss Re



Pamela Daley
Former Senior Vice President of Corporate Business Development, General Electric Company



William S. Demchak
President and Chief Executive Officer, The PNC Financial Services Group, Inc.



Jessica Einhorn
Former Dean, Paul H. Nitze School of Advanced International Studies (SAIS) at The Johns Hopkins University



William E. Ford
Chief Executive Officer, General Atlantic



Fabrizio Freda
President and Chief Executive Officer, The Estée Lauder Companies Inc.



Murry S. Gerber
Former Chairman and Chief Executive Officer, EQT Corporation



Margaret L. Johnson
Executive Vice President of Business Development, Microsoft Corporation



Robert S. Kapito
President, BlackRock, Inc.



Sir Deryck Maughan
Former Senior Advisor, Kohlberg Kravis Roberts



Cheryl Mills
Chief Executive Officer, BlackIvy Group

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BlackRock Annual Report 2018

Board of Directors.



Gordon M. Nixon
Former President and Chief Executive Officer, Royal Bank of Canada



Charles H. Robbins
Chairman and Chief Executive Officer, Cisco Systems, Inc.



Ivan G. Seidenberg
Former Chairman and Chief Executive Officer, Verizon Communications Inc.



Marco Antonio Slim Domit
Chairman of the Board of Directors, Grupo Financiero Inbursa



Susan L. Wagner
Former Vice Chairman, BlackRock, Inc.



Mark Wilson
Former Chief Executive Officer, Aviva plc; Former Chief Executive Officer and President, AIA

Our Board of Directors plays an integral role in BlackRock's growth and success. Our Board members constantly challenge management to be more innovative, even when that means asking tough questions and having difficult conversations.

Our Board is actively involved in talent development and succession planning, ensuring we have the right people in place to execute on our strategies now and in the future, as well as ensuring BlackRock has strong corporate governance and standards of excellence.

23

BlackRock Annual Report 2018 (in millions) 2018 2017 2016 Total AUM (end of period) $  5,975,818 $  6,288,195 $  5,147,852 Revenue 14,198 13,600 12,261 Net income attributable to BLK, GAAP 4,305 4,952 3,168 Net income attributable to BLK, as adjusted 4,361 3,698 3,210 Operating income, as adjusted 5,531 5,269 4,669 Operating margin, as adjusted 44.3% 44.1% 43.8% Diluted weighted-average common shares 162 164 167 Per share Diluted earnings, GAAP $        26.58 $        30.12 $        19.02 Diluted earnings, as adjusted 26.93 22.49 19.27 Dividends declared 12.02 10.00 9.16 Please review the Important notes on page 25 for information on certain non-GAAP figures Financial shown above and through page 23, as well as for source information on other data highlights. points on pages 2 through 23. Certain financial information reflects previously reported amounts and does not reflect the recast related to the adoption of the new revenue recognition standard. For further information, refer to Note 2, Significant Accounting Policies, in the consolidated financial statements in our 2018 Form 10-K.

BlackRock Annual Report 2018

Important notes.

Opinions

Opinions expressed through page 24 are those of BlackRock, Inc. as of March 2019 and are subject to change.

BlackRock data points

All data through page 24 reflects as-adjusted full-year 2018 results or as of December 31, 2018, unless otherwise noted. 2018 organic growth is defined as full-year 2018 net flows divided by assets under management (AUM) for the entire firm, a particular segment or particular product as of December 31, 2017. Long-term product offerings include active and passive strategies across equity, fixed income, multi-asset and alternatives, and exclude AUM and flows from the cash management and advisory businesses.

Industry data points

Global industry assets under management projections sourced from McKinsey. US demographic projections sourced from Pew Research Center. Europe wealth breakdown sourced from Cerulli, OECD and Lipper. Asia-Pacific demographic projections sourced from OECD. Latin America digital financial services projection sourced from McKinsey.

GAAP and as-adjusted results

See pages 39–41 of the Financial Section of the 10-K for explanation of the use of Non-GAAP Financial Measures.

Performance notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2018 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2018. The performance data does not include accounts terminated prior to December 31, 2018 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all *iShares* funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2018 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.

25

BlackRock Annual Report 2018 BLACKROCK, INC. FORM 10-K TABLE OF CONTENTS PART I 1 Item 1 Business 19 Item 1A Risk Factors 31 Item 1B Unresolved Staff Comments 31 Item 2 Properties 31 Item 3 Legal Proceedings 32 Item 4 Mine Safety Disclosures PART II 33 Item 5 Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities 34 Item 6 Selected Financial Data 36 Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations 62 Item 7A Quantitative and Qualitative Disclosures About Market Risk 63 Item 8 Financial Statements and Supplemental Data 63 Item 9 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 63 Item 9A Controls and Procedures 66 Item 9B Other Information PART III 66 Item 10 Directors, Executive Officers and Corporate Governance 66 Item 11 Executive Compensation 66 Item 12 Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters 66 Item 13 Certain Relationships and Related Transactions, and Director Independence 66 Item 14 Principal Accountant Fees and Services PART IV 66 Item 15 Exhibits and Financial Statement Schedules 70 Signatures

Corporate information.

Corporate Headquarters
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055
(212) 810-5300

Stock Listing
BlackRock, Inc.'s common stock is traded on the New York Stock Exchange under the symbol BLK. At the close of business on March 31, 2019, there were 233 common stockholders of record.

Internet Information
Information on BlackRock's financial results and its products and services is available on the Internet at www.blackrock.com.

Financial Information
BlackRock makes available, free of charge, through its website at www.blackrock.com, under the heading "Investor Relations," its Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, its Proxy Statement and Form of Proxy and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. The Company has included as Exhibit 31 to its Annual Report on Form 10-K for fiscal year ended December 31, 2018, with the Securities and Exchange Commission, certificates of the Chief Executive Officer and Chief Financial Officer of the Company certifying the quality of the Company's public disclosure, and the Company has submitted to the New York Stock Exchange a certificate of the Chief Executive Officer of the Company certifying that he is not aware of any violation by the Company of New York Stock Exchange corporate governance listing standards. Deloitte & Touche LLP has provided its consent to the inclusion of its reports dated February 28, 2019, relating to the consolidated financial statements of BlackRock, Inc., and the effectiveness of BlackRock, Inc.'s internal control over financial reporting, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which has been filed as Exhibit 23.1 to such report.

Inquiries
BlackRock will provide, free of charge to each stockholder upon written request, a copy of BlackRock's Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement and Form of Proxy and all amendments to those reports. Requests for copies should be addressed to Investor Relations, BlackRock, Inc., 55 East 52nd Street, New York NY 10055. Requests may also be directed to (212) 810-5300 or via email to invrel@blackrock.com. Copies may also be accessed electronically by means of the SEC's home page on the Internet at www.sec.gov. Stockholders and analysts should contact Investor Relations at (212) 810-5300 or via email at invrel@blackrock.com.

Dividend Policy
The declaration of and payment of dividends by BlackRock are subject to the discretion of our Board of Directors. On January 15, 2019, the Board of Directors approved BlackRock's quarterly dividend of $3.30 to be paid on March 21, 2019, to stockholders of record at the close of business on March 6, 2019.

Registrar and Transfer Agent
Computershare
480 Washington Boulevard
Jersey City, NJ 07310-1900
(800) 903-8567

BlackRock Offices Worldwide
BlackRock has offices in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

Americas
Atlanta
Bloomfield Hills
Boca Raton
Bogotá
Boston
Buenos Aires
Charlotte
Chicago
Dallas
Denver
Greenwich
Houston
Lima
Los Angeles
Mexico City
Miami
Montreal
New York
Newport Beach
Palo Alto
Philadelphia
Pittsburgh
Ponte Vedra Beach
Princeton
Rancho Cordova
Reston
San Francisco
Santa Barbara
Santa Monica
Santiago
São Paulo
Seattle
Toronto
Washington D.C.
Wilmington

EMEA
Amsterdam
Athens
Brussels
Budapest
Cape Town
Copenhagen
Dubai
Dublin
Edinburgh
Frankfurt
Geneva
London
Luxembourg
Madrid
Milan
Munich
Paris
Riyadh
Stockholm
Tel Aviv
Vienna
Zürich

Asia-Pacific
Bengaluru
Beijing
Brisbane
Gurgaon
Melbourne
Mumbai
Seoul
Shanghai
Singapore
Sydney
Taipei City
Tokyo

©2019 BlackRock, Inc. All Rights Reserved. BlackRock, *iShares*, *BlackRock Solutions*, *Aladdin* and *LifePath* are registered trademarks of BlackRock, Inc. or its subsidiaries in the United States and elsewhere.

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2018 Annual Report